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                                                                    EXHIBIT 10.1


                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated as of April 9, 2001 (this "Agreement"), by and among NORTEL NETWORKS LLC, a limited liability company organized under the laws of Delaware ("Investor"), NORTEL NETWORKS INC., a Delaware corporation ("Parent"), and BROADBAND PARENT CORPORATION, a Delaware corporation (the "Company").

         WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of October 18, 2000, as amended by that First Amendment to Agreement and Plan of Reorganization dated as of April 9, 2001 (the "Plan of Reorganization"), among the Company, ANTEC Corporation, Broadband Transition Corporation, Parent, the Investor and Arris Interactive L.L.C., Investor will receive at the Closing (as such term is defined in the Plan of Reorganization) shares of Common Stock of the Company (the "Shares");

         WHEREAS, as an inducement to the Company and ANTEC Corporation to enter into the Plan of Reorganization, Investor and Parent have agreed to enter into this Agreement to provide for certain agreements and obligations of the parties following the Closing;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         Section 1.1. Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Associate" of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.

                  "Auction" shall mean an auction of at least 90% of the outstanding Voting Securities of the Company, through stock sale, merger or comparable transaction, or sale of all of substantially all of the assets of the Company, conducted, in any such instance, by a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the Investor. An "Auction" may include either (i) a broad or narrow solicitation of interest and may or may not involve multiple rounds of bidding as determined by the Board or a committee


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thereof or (ii) any recapitalization, combination, merger, reverse merger, forward triangular merger, reverse triangular merger, asset sale or similar transaction.

                  "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act without limitation by the 60-day provision in paragraph
(d)(1)(i) thereof). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

                  "Board" or "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended from time to time.

                  "Change in Control" means the occurrence of any of the following events:

                           (a)      the direct or indirect purchase or
acquisition by any Person or 13D Group (other than an Excluded Person) of Beneficial Ownership of Voting Securities of the Company if, after giving effect to such acquisition, such Person or 13D Group would Beneficially Own Voting Securities representing a Voting Ownership Percentage of 20% or more; or

                           (a)      the consummation by the Company or any of
its Subsidiaries of a merger, consolidation or other business combination (including a sale of all or substantially all of the assets of the Company (other than to wholly-owned Subsidiaries of the Company)), whether or not stockholder approval is required, if immediately after giving effect to such transaction, the Persons who Beneficially Owned Voting Securities immediately prior to such transaction Beneficially Own in the aggregate Voting Securities (or voting securities in the case of a surviving entity other than the Company) representing a Voting Ownership Percentage (or voting power in the case of a surviving entity other than the Company) of less than 50% immediately after giving effect to such transaction; or

                           (b)      the consummation by the Company of a plan of
complete liquidation or dissolution of the Company.

                  "Change in Control Transaction" means a transaction which, if consummated, would result in a Change in Control.

                  "Closing" means the closing of the transactions contemplated by the Plan of Reorganization.

                  "Closing Date" means the date of the Closing.

                  "Commission" means the Securities and Exchange Commission or any successor federal agency.



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                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

                  "Company" has the meaning set forth in the preamble hereto.

                  "Confidentiality Agreement" has the meaning set forth in
Section 4.1(a) hereof.

                  "Control" with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or board membership, by contract or otherwise.

                  "Derivative Securities" means any subscriptions, options, conversion rights, warrants, phantom stock rights or other agreements, securities or commitments of any kind obligating the Company or any of its Subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold (i) any Voting Securities of the Company, (ii) any securities convertible into, exercisable for or exchangeable for any Voting Securities of the Company, or (iii) any obligations measured by the price or value of any shares of capital stock of the Company.

                  "Director" shall mean a director of the Company.

                  "Disposition" has the meaning set forth in Section 3.3 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated from time to time thereunder.

                  "Excluded Person" means (i) any member of the Investor Group,
(ii) any wholly-owned subsidiary of the Company or (iii) any underwriter temporarily holding Voting Securities in connection with a public offering of such securities.

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, political subdivision, tribunal, or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state or local, domestic or foreign.

                  "Independent Director" means a person who (apart from such directorship) (i) is not a current officer or employee of the Company or any Affiliate of the Company, (ii) is not a current director, officer or employee of the Investor, Parent or any member of the Investor Group, (iii) has not been in the past three years an officer, employee, stockholder holding more than 10% of the voting interest of, partner or Affiliate of the Company, the Investor, Parent, or the Investor Group.

                  "Initial Investor Nominee Notice" has the meaning set forth in
Section 2.1(a) hereof.


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                  "Investor" has the meaning set forth in the preamble hereto.

                  "Investor Group" shall mean (a) the Investor, (b) Parent, (c) any Subsidiary of the Investor or Parent, (d) any Affiliate of the Investor or Parent, and (e) any Person with whom the Investor, Parent or any Person included in the foregoing clauses (c) or (d) is part of a 13D Group.

                  "Investor Nominee Notice" has the meaning set forth in Section 2.1(a) hereof.

                  "Investor Nominee" has the meaning set forth in Section 2.1(a) hereof; provided, however, that John (Ian) Anderson Craig shall not be deemed an Investor Nominee unless expressly agreed to in writing by the Investor.

                  "Law" means any law, treaty, statute, ordinance, code, rule or regulation of a Governmental Entity.

                  "Market Price," shall mean on any trading day, with respect to shares of Common Stock or any other security which is listed on a national securities exchange, the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock or other security is listed or admitted to trading, or, if the Common Stock or other security is not listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as report on the NASD Automated Quotation/National Market System, or if the Common Stock or other security is not so designated as a national market system security, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD or similar organization if the NASD is no longer reporting such information.

                  "NASD" means the National Association of Securities Dealers, Inc., or any successor organization.

                  "Ownership Cap" means a Voting Ownership Percentage of greater than 49.9%.

                  "Parent" has the meaning set forth in the preamble hereto.

                  "Person" means any individual, corporation, company, association, partnership, joint venture, limited liability company, trust or unincorporated organization, group (within the meaning of Rule 13d-5 under the Exchange Act) or a government or any agency or political subdivision thereof.

                  "Plan of Reorganization" has the meaning set forth in the preamble hereto.

                  "Process" has the meaning set forth in Section 4.2 hereof.

                  "Public Stockholders" means the stockholders of the Company other than (a) the members of the Investor Group,(b) any Person who has made a Third-Party Offer, (c) any Affiliate of any Person included in the foregoing clause (b), and (d) any Person with whom any Person included in the foregoing clauses (b) or (c) is part of a 13D Group.


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                  "Purchasing Person" has the meaning set forth in Section
3.3(b)(II) hereof.

                  "Purchaser Standstill Agreement" has the meaning set forth in
Section 3.3(b)(II) hereof.

                  "Qualified Offer" shall mean a written offer by the Investor, Parent or any member of the Investor Group to acquire at least 90% of the outstanding Voting Securities of the Company, through stock acquisition, merger or similar transaction, or all or substantially all of the assets of the Company.

                  "Registration Rights Agreement" means the Registration Rights Agreement to be entered into by the Company and the Investor in connection with the transactions contemplated by the Plan of Reorganization.

                  "Representatives" means, with respect to any Person, any of such Person's officers, directors, partners, employees, agents, attorneys, accountants, consultants or financial or other advisors or other Person associated with or acting on behalf of such Person.

                  "Required Disposition" has the meaning set forth in Section
3.5 hereof.

                  "Required Disposition Amount" has the meaning set forth in
Section 3.5 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated from time to time thereunder.

                  "Sell Down Period" has the meaning set forth in Section 3.5 hereof.

                  "Shares" has the meaning set forth in the preamble hereto.

                  "Standstill Period" means the period commencing on the date hereof and ending on the termination of this Agreement pursuant to Section 5.

                  "Subsidiary" means, as to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. A Subsidiary that is directly or indirectly wholly-owned by another Person except for directors' qualifying shares shall be deemed wholly-owned for purposes of this Agreement.

                  "Third-Party Offer" means a written offer by a Third-Party Person to acquire some, all or no shares of Common Stock held by members of the Investor Group and at least 90% of the outstanding shares of Common Stock held by the Public Stockholders, through stock acquisition, merger or similar transaction; provided, however, that a majority of the outstanding shares of Common Stock held by the Public Stockholders must be tendered in connection with this offer; and provided further, however, that the per share consideration offered to members of the Investor Group may be below the per share consideration offered to the Public Stockholders.


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                  "Third-Party Person" means any Person other than (a) the
Investor, (b) Parent, (c) any Subsidiary of the Investor or Parent, or (d) any Affiliate of any Person included in the foregoing clauses (a), (b) or (c).

                  "13D Group" shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under
Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act.

                  "Total Voting Power" shall mean, calculated at a particular point in time, the aggregate Votes represented by all then outstanding Voting Securities then entitled to vote.

                  "Ultimate Parent Entity" has the meaning set forth in Section 3.1.

                  "Votes" shall mean, at any time, with respect to any Voting Securities, the total number of votes that would be entitled to be cast by the holders of such Voting Securities generally (by the terms of such Voting Securities, the Certificate of Incorporation or any certificate of designations for such Voting Securities) in a meeting for the election of Directors held at such time.

                  "Voting Ownership Percentage" shall mean, calculated at a particular point in time, the Voting Power represented by the Voting Securities Beneficially Owned by the Person whose Voting Ownership Percentage is being determined.

                  "Voting Power" shall mean, calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities then entitled to vote with respect to which the Voting Power is being determined to (b) Total Voting Power.

                  "Voting Securities" means the shares of Common Stock and any other securities of the Company entitled to vote generally for the election of directors, and any securities which are convertible into, or exercisable or exchangeable for, Voting Securities.

         Section 1.2. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.


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                                    SECTION 2

                                   GOVERNANCE

         Section 2.1. Directors Designated by the Investor. (a) Immediately following the Closing, the Board shall appoint as additional Directors the two
(2) Investor Nominees (as defined in Section 2.1(b) below) who have been designated by the Investor in the Investor Nominee Notice (as defined in Section 2.1(b) below, the "Initial Investor Nominee Notice"). In the event of a vacancy caused by the removal, resignation or other cessation of service of any Investor Nominee from the Board, the Board shall promptly notify the Investor of any such removal, resignation or other cessation of service and shall elect as a Director (to serve until the Company's immediately succeeding annual meeting of stockholders) a new Investor Nominee who has been designated by the Investor in an additional Investor Nominee Notice that has been provided to the Company at least six (6) days prior the date of a regular meeting of the Board. The Investor shall nominate each Investor Nominee pursuant to an additional Investor Nominee Notice in advance of each meeting of stockholders at which such Investor Nominee is to be elected.

                  (b) The Investor shall provide notice to the Company (the "Investor Nominee Notice") as required by Section 2.1(a) above for each Investor Nominee, which notice shall contain the name of the person(s) it has designated to become Director(s) (the "Investor Nominees"). In addition, upon request by the Company, the Investor shall provide all information required by Regulation 14A and Schedule 14A under the Exchange Act with respect to each such Investor Nominee.

                  (c) The Company agrees, subject to Section 2.2 below, to include such Investor Nominee to be added to or retained on the Board pursuant to this Agreement in the slate of nominees recommended by the Board to the Company's stockholders for election as Directors and shall use its reasonable efforts to cause the election or reelection of each such Investor Nominee to the Board at each meeting of stockholders at which such Investor Nominee is up for election, including soliciting proxies in favor of the election of such persons, it being understood that efforts consistent with those used for other members of the slate recommended by the Board shall be deemed reasonable. In the event that, notwithstanding the provisions of this Section 2.1(c), any one or more Investor Nominees is not elected to the Board then, at the written request of the Investor made within thirty (30) days after the date of the stockholder meeting at which such one or more Investor Nominees were not elected, the Company shall promptly call a special meeting of the Company's stockholders (such special meeting to be held on a date not more than 60 days after receipt of such written request of the Investor) proposing the election of such Investor Nominees not elected to the Board or alternative Investor Nominees as may be designated by the Investor in accordance with Section 2.1 and in connection with such special meeting shall use its reasonable efforts to cause the election of such Investor Nominees by the stockholders of the Company, including recommending the election of such Investor Nominees and soliciting proxies in favor of the election of such Investor Nominees by the stockholders of the Company. In the event the Investor elects to call a special meeting of stockholders pursuant to this section, the Company shall, until such time as each such Investor Nominee being proposed by the Investor is elected to the Board, invite such Investor Nominee who was not elected to the Board to attend meetings of the Board as an observer, and the Company shall afford to such Investor Nominee, on as nearly equivalent basis as is possible (other than the right to vote) as would have been the case if such Investor Nominee had been elected to the Board, the opportunity to meaningfully participate in, express views with respect to and have influence on the deliberations of the Board, including through receipt, at the same time as the Board receives


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the same, of all information and material as is distributed to the Board. The parties hereto agree that the Investor Nominees are not assuming any fiduciary duty toward the Company or its stockholders by virtue of the grant or exercise of observer rights to such Investor Nominees, as described in the immediately preceding sentence. At the direction of the Investor, the Company shall use reasonable efforts to cause the removal from the Board of Directors of any Investor Nominee.

                           (d)      Except for any Investor Nominee who is an
Independent Director, the Investor acknowledges that the Investor Nominees to the Board will not be entitled to receive any compensation as directors.

         Section 2.2. Resignation of Investor Nominees. Unless otherwise agreed by the Company, (a) subject to clause (b) below, at such time that the Investor Group's Voting Ownership Percentage falls below 20%, Investor shall be entitled to only one Investor Nominee on the Board and the Investor shall cause one Investor Nominee then serving on the Board to offer his or her resignation from the Board immediately thereafter, and (b) the Investor shall cause all of the Investor Nominees then serving on the Board to offer their resignations from the Board immediately at any time after the Investor Group's Voting Ownership Percentage falls below 10%.

         Section 2.3. Composition of the Board; Independent Directors. From and after the Closing, the Company shall use its reasonable best efforts to ensure that not less than 60% of the members of the Board are Independent Directors; provided, however, that upon the removal, resignation or other cessation of service of an Independent Director (other than an Independent Director who was an Investor Nominee, in which case the replacement of such director shall be in accordance with Section 2.1), the Company and the Board shall have a reasonable amount of time (not to exceed 60 days after such removal, resignation or other cessation of service) to replace such director with another Independent Director.

         Section 2.4. Board Size. From and after the Closing, the Company agrees that the number of Directors constituting the whole Board shall not exceed 15 members.

         Section 2.5. Failure to Notify. Notwithstanding anything to the contrary in this Section 2, if the Investor fails to provide an Investor Nominee Notice to the Company with respect to any election of Directors, it shall be deemed that the Investor Nominees then serving as Directors, if any, shall be the Investor Nominees for reelection.

         Section 2.6. Written Consent. The parties hereto agree that the provisions of Section 2 shall be deemed to apply to any written consent of stockholders in lieu of a meeting.

                                    SECTION 3

                              ADDITIONAL AGREEMENTS

         Section 3.1. Standstill Agreement. Subject to Section 3.4 hereof, during the Standstill Period, and, unless the Company shall have breached its obligation to nominate Investor Nominees pursuant to Section 2, the Investor and Parent shall not, and each of them shall cause


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each other member of the Investor Group not to, directly or indirectly, alone or in concert with others:

                           (a)      acquire, offer or propose to acquire or
agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other 13D Group or otherwise, Beneficial Ownership of any Voting Securities, Derivative Securities or any other securities of the Company or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities, other than (i) the acquisition of the Shares pursuant to the Plan of Reorganization, (ii) the acquisition of Voting Securities as a result of any stock splits, stock dividends or other distributions, recapitalizations or offerings made available by the Company to holders of Voting Securities generally or (iii) in a transaction in which the Investor or Parent or an Affiliate of the Investor or Parent acquires a previously unaffiliated business entity that, to the knowledge of the Investor or Parent after reasonable inquiry (which inquiry shall be satisfied by the receipt of a written representation to such effect from the to-be-acquired business entity), owns shares of Voting Securities that represent less than 5% of the Company's outstanding Voting Securities; provided, that all such Voting Securities shall be subject to the terms of this Agreement; provided, further, that in the event a transaction contemplated by clause (iii) hereof, causes the Investor Group's Voting Ownership Percentage to exceed the Ownership Cap, the Investor will use reasonable best efforts to transfer, or cause such Affiliate to transfer, within twelve months following the consummation of such transaction and in a manner consistent with Section 3.5, such number of Voting Securities previously owned by the unaffiliated entity, so as to reduce the Voting Ownership Percentage of the Investor Group to no more than the Ownership Cap, and the Investor or such Affiliate will cause all such Voting Securities, pending their transfer, to be voted in accordance with the requirements of Section 3.2 below;

                           (b)      propose or seek to effect any merger,
business combination, restructuring, recapitalization or similar transaction involving the Company or any of its Subsidiaries or the sale of all or substantially all of the assets of the Company or any of its Subsidiaries except pursuant to Section 4.2 hereof;

                           (c)      deposit any Voting Securities in a voting
trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities, unless such voting trust provides that the Voting Securities will be voted consistent with the provisions of this Agreement;

                           (d)      except for the exercise by the Investor
Nominees of their fiduciary duties and except pursuant to Section 2 hereof, seek election to, seek to place a representative on, or seek the removal of any member of, the Board;

                           (e)      engage in any "solicitation" (within the
meaning of Rule 14a-1 under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors) with respect to the Company, or become a "participant" in any "election contest" (within the meaning of the Exchange Act) or, unless the execution by the Investor, Parent or member of the Investor Group is first approved by the Board, execute any written



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consent in lieu of a meeting of the holders of any class of Voting Securities that is solicited by or on behalf of any stockholder of the Company;

                           (f)      call or seek to have called any meeting of
the stockholders of the Company (except for the exercise by the Investor of its rights pursuant to this Agreement);

                           (g)      unless approved by the Board of Directors,
initiate, propose or otherwise solicit stockholders for the approval of any stockholder proposal (as described in Rule 14a-8 under the Exchange Act) with respect to the Company;

                           (h)      form, join or in any way participate in or
assist in the formation of a 13D Group with respect to any Voting Securities, other than any such "group" consisting exclusively of the Investor, Parent and other Affiliates of the Investor or Parent who have acquired Voting Securities in accordance with this Agreement;

                           (i)      disclose or publicly announce any intention,
plan or arrangement inconsistent with the foregoing; or

                           (j)      intentionally finance any other persons in
connection with any of the foregoing types of activities; provided, however, that nothing in this Section 3.1 shall (i) limit any rights of the members of the Investor Group under the Registration Rights Agreement, (ii) prohibit any individual who is serving as a Director of the Company, solely in his or her capacity as a Director, from (x) exercising his or her fiduciary duties, (y) taking any action or making any statement at any meeting of the Board of Directors or of any committee thereof, or (z) making any statement or disclosure required under federal securities laws or other applicable Law, (iii) restrict any disclosure or statements required to be made by any member of the Investor Group under applicable Law to the extent any such requirement does not arise from actions by the Investor Group inconsistent with this Agreement, (iv) limit the rights of the Investor Group pursuant to Sections 2, 3.2, 3.4 or 4.2 hereof or (v) limit the ability of any member of the Investor Group, in its sole discretion, directly or indirectly, alone or in concert with others, from participating in discussions or negotiations with a Third-Party Person with respect to a Third-Party Offer (it being acknowledged and agreed that (A) the members of the Investor Group can indicate to such Third-Party Person their preliminary interests or intentions with respect to such Third-Party Offer and
(B) no member of the Investor Group shall be deemed to be in breach of this
Section 3.1 to the extent that a majority of the outstanding shares of Common Stock held by the Public Stockholders is not tendered in connection with such Third-Party Offer); provided, however, with respect to clause (v), that such member of the Investor Group (A) provide the Company with written notice of the identity of such Third-Party Person as soon as reasonably practicable after either the Chief Financial Officer of Nortel Networks Corporation (or any successor thereto) (the "Ultimate Parent Entity") or the senior member of the Ultimate Parent Entity's Mergers and Acquisitions Group (or any successor thereto) becomes aware of discussions or negotiations by a member of the Investor Group relating to a bona fide Third-Party Offer and (B) allow the Company to participate in such discussions or negotiations.

         Section 3.2. Voting. At all times during the Standstill Period and to the full extent permitted by Delaware law, the Investor and Parent shall and shall cause each other member of the Investor Group to vote all Voting Securities which they Beneficially Own, at any stockholder


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meeting or in connection with any action by written consent at or in which such
Voting Securities are entitled to vote, in favor of the slate of nominees (including any Investor Nominee to be included in such slate in accordance with Section 2) proposed by the Board; provided, that any Investor Nominee nominated by the Investor for inclusion in such slate pursuant to Section 2.1 is so included. Notwithstanding the foregoing, any member of the Investor Group, in its sole discretion, may freely vote any Voting Securities which it Beneficially Owns on any proposed Change in Control Transaction which requires the approval of the Company's stockholders generally.

         Section 3.3. Dispositions. During any period of time during the Standstill Period when the Investor Group shall Beneficially Own Voting Securities representing at least 10% of the Total Voting Power of the Company, the Investor and Parent shall not and shall cause each other member of the Investor Group not to, directly or indirectly (including, without limitation, through the disposition or transfer of any equity interest in another Person), sell, assign, transfer, pledge, hypothecate, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any Voting Securities (a "Disposition"), except as set forth below in this Section 3.3.

                  (a) Dispositions may be made to Affiliates of the Investor, Parent or members of the Investor Group; provided, that such Affiliates agree in writing to be bound by this Agreement to the same extent as the Investor and Parent and such Affiliates at all times remain Affiliates of the Investor, Parent or members of the Investor Group.

                  (b) Dispositions of Voting Securities may be made to Persons other than members of the Investor Group pursuant to (i) a bona fide public offering effected in accordance with the Registration Rights Agreement,
(ii) in bona fide open market "brokers' transactions" or transactions directly with a "market maker" as permitted by the provisions of Rule 144 as currently promulgated under the Securities Act, and (iii) in privately-negotiated transactions to (A) any Person specified in Rule 13d-1(b)(1)(ii) promulgated under the Exchange Act who would be eligible based on such person's status and passive intent with respect to the ownership, holding and voting of such Voting Securities to report such person's ownership of such Voting Securities (assuming such person owned a sufficient number of such Voting Securities to require such filing) on Schedule 13G or (B) any other Person; provided, however, that:

                           (i)      Dispositions shall not be made pursuant to
clause (iii)(A) of this Section 3.3(b) if any Person to whom the Disposition in question is made would, to the knowledge of the Investor after reasonable inquiry (which inquiry shall be satisfied by the receipt of a written representation to such effect from such Person), after giving effect to such Disposition, together with such Person's Affiliates and Associates and the members of any 13D Group existing with respect to Voting Securities of which such Person is a part Beneficially Own Voting Securities representing more than 10% of the Total Voting Power then outstanding.

                           (ii)     Dispositions shall not be made pursuant to
clause (iii)(B) of this Section 3.3(b) unless the Person purchasing the Voting Securities, together with such Person's Affiliates and Associates and the members of any 13D Group existing with respect to Voting Securities of which such Person is a part (any such Person and its Affiliates, Associates and 13D Group members being collectively referred to herein as a "Purchasing Person"), shall have executed and delivered to the Company a written agreement (which agreement shall be addressed to the Company and reasonably satisfactory in form and substance to the Company) (a "Purchaser Standstill Agreement") of each such Purchasing Person to be bound by Section 3 of this Agreement to the same extent as the Investor as if references to the Investor in such Section were to such Purchasing Person.

                           (iii)    No Disposition shall be made (other than
pursuant to Section 3.3(b)(i)) if such Disposition would constitute a distribution in violation of Regulation M under the Exchange Act by reason of any repurchase program of the Company then announced.

                  (c) Dispositions may be made to the Company in accordance with Section 3.4 hereof.

                  (d) Dispositions may be made pursuant to a tender offer, exchange offer or any other transaction (x) which is recommended to stockholders of the Company by the Board of Directors (or, in the case of a tender or exchange offer, which is not within 10 Business Days of the commencement thereof opposed by the Board of Directors) or (y) in the case of a merger or other business combination transaction, which has been approved by the stockholders of the Company (including approval without a meeting pursuant to the short-form merger provisions of the Delaware General Corporation Law) in a manner so as to be legally binding on all stockholders of the Company and so as to require the disposition by such stockholders of their shares pursuant to such merger or other business combination transaction (without regard to this Agreement).

                  (e)      [Intentionally omitted.]

                  (f) Dispositions may be made pursuant to a Third-Party Offer, it being acknowledged and agreed that the Investor Group has sole discretion with respect to the number of Voting Securities, if any, sold by the Investor Group in the Third-Party Offer.

                  (g) If the Investor intends to effect a Disposition in accordance with Section 3.3(b)(iii), it shall give the Company as much prior notice of such intention as is reasonably practicable, but in any event at least three (3) days prior to the closing of such Disposition.

         Section 3.4. Qualified Offer. Notwithstanding anything to the contrary contained in Section 3.1, the Investor, Parent or any member of the Investor Group may make a Qualified Offer in accordance with the following procedure:

                  (a) In connection with any Qualified Offer, the Investor shall deliver the Qualified Offer in writing to the Company. In the event that the Company does not accept such Qualified Offer in writing within thirty (30) days after receipt, such offer shall be deemed withdrawn and the Company shall promptly commence an Auction in which the Investor, Parent and the Investor Group will be given a full and fair opportunity, as conclusively determined by the Board in good faith, to participate on terms, and to have any bid submitted by the Investor, Parent or any member of the Investor Group in such Auction evaluated on a basis, no less and no more favorable to the Investor than those afforded to other Auction participants.

                  (b) Any Auction shall be subject to the following provisions:

                           (i)      The Auction shall be completed within 90
days after the Company receives the Qualified Offer and the corresponding sale shall close within 90 days after completion of the Auction.

                           (ii)     In the event that (A) the Investor Group is
not the successful bidder in an Auction conducted pursuant to Section 3.4(a) or does not elect to participate in the Auction, and (B) the Company has received a fairness opinion from a nationally-recognized investment banking firm, which is selected by the Company and reasonably acceptable to the Investor, to the effect that the successful bidder's transaction provides the Company or its stockholders, as the case may be, with the highest value of all of the bids received in the Auction, then the Investor and Parent shall, and each of them shall cause the Investor Group to, vote all of their Voting Securities in favor of the successful bidder's transaction (provided that this agreement to vote in favor of such transaction does not waive any other rights that any member of the Investor Group may have under Delaware law, other than dissenter's rights), tender their shares (in the event of a tender or exchange offer), and otherwise reasonably cooperate in consummating the transaction.

                           (iii)    The Company, the Investor and Parent agree
that the purchase price per share set forth in the Qualified Offer is highly confidential and, as such, the Company on the one hand and the Investor, Parent and the Investor Group, on the other, shall not, to the extent legally permissible, disclose such purchase price per share to any third party without the prior written consent of the other party.

                  (c) To the extent that the consideration in a Qualified Offer or in any competing bid in an Auction is securities, the value of any securities offered shall equal the average Market Price per share or per unit of such securities during the 30 consecutive trading days immediately preceding the Company's receipt of the Qualified Offer or the receipt of the bid by the Company, respectively. In the case of any securities not theretofore traded, the value of such securities shall be determined by a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the Investor. The Investor and the Company shall use their reasonable best efforts to cause any such determination of value to be made within five (5) business days following the Company's receipt of a Qualified Offer or a bid, as the case may be.

         Section 3.5. Required Dispositions. If, at any time during the Standstill Period, the Voting Ownership Percentage of the Investor Group shall exceed the Ownership Cap, solely as a result of any transactions contemplated by
Section 3.1(a)(iii) then, if and to the extent requested by the Company by written notice to the Investor which may be made at any time, the Investor shall, within twelve months after such request (the "Sell Down Period"), dispose of, or cause the other members of the Investor Group to dispose of (a "Required Disposition"), such number of Voting Securities owned by the Investor Group as shall be necessary to reduce the Voting Ownership Percentage of the Investor Group to no more than the Ownership Cap (the "Required Disposition Amount"); provided that any such Required Disposition shall be subject to the provisions of Section 3.3 and provided, further, that the Investor agrees that such Voting Securities in excess of the Ownership Cap shall be voted by the Investor Group at any meeting of stockholders (or action by written consent in lieu of any such meeting) in accordance with Section 2. Notwithstanding the foregoing, if any Required Disposition during the applicable Sell Down Period (A) would result in liability or potential liability to the Investor or other members of the Investor Group under Section 16(b) of the Exchange Act, or the rules and regulations promulgated thereunder, or (B) would be prohibited as a result of the restrictions set forth in the Registration Rights Agreement on transfer of Voting Securities, then such Sell Down Period (x) shall, in the case of clause
(A) above, begin on the first date on which such Required Disposition may be effected without liability or potential liability under Section 16(b) of the Exchange Act, or the rules and regulations promulgated thereunder, and (y) with respect to clause (B) above, be extended by the number of days that the Investor Group is restricted from selling Voting Securities under the Registration Rights Agreement.



                                    SECTION 4

                              ADDITIONAL COVENANTS

         Section 4.1. Certain Information. (a) Subject to applicable law and the provisions of this Agreement, all information provided to the Investor or the Company hereunder shall be provided in confidence in accordance with the provisions of the Confidentiality Agreement (the "Confidentiality Agreement"), dated May 9, 2000, between ANTEC Corporation and Parent.

                           (b)      To the extent reasonably requested by the
Investor, the Company will and will cause its Representatives to provide information regarding the Company and its Subsidiaries, and otherwise cooperate with, the Investor so as to enable the Investor to prepare financial statements in accordance with GAAP and to comply with its disclosure requirements under securities laws and regulations. The costs associated with providing the foregoing information shall be borne by the Investor.

                           (c)      From time to time upon reasonable advance
request by the Company, the Investor will notify the Company of the amount of each class of Voting Securities then Beneficially Owned by the Investor Group. From time to time upon reasonable advance request by the Investor, the Company will provide the Investor with information known to the Company with respect to the number of votes entitled to be voted by stockholders of the Company at the time of such request; provided, however, that the Company shall not be obligated pursuant to this Section 4.1(c) to make any general solicitation of stockholders of the Company in connection therewith.

         Section 4.2. Right to Participate in Sale of the Company. So long as the Investor Group shall Beneficially Own Voting Securities representing at least 20% of the Total Voting Power of the Company, the Company shall not enter into, and the Board shall not publicly recommend to stockholders or approve, a definitive agreement providing for a Change in Control Transaction, unless prior thereto (i) the Investor shall have been given at least 30 days prior notice of the proposed Change in Control Transaction and of the material terms thereof and the Investor (or any other member of the Investor Group or Third-Party Person designated by the Investor) shall have been given a full and fair opportunity, as conclusively determined by the Board in good faith, to participate in the bidding process (the "Process") undertaken by the Company (if any) in advance of such Change in Control Transaction on terms, and to have any proposal submitted by the Investor (or such other member of the Investor Group or Third-Party Person) pursuant to clause (ii) below evaluated on a basis, no less and no more favorable to the Investor (or such other member of the Investor Group or Third-Party Person) than those afforded to other interested parties,
(ii) the Investor (or such other member of the Investor Group or Third-Party Person) shall have been permitted notwithstanding the restrictions contained in
Section 3.1, to submit a proposal for an alternative transaction during the Interim Period (as defined below) or in connection with such Process, subject in any event to the Board's right to accept or reject any such proposal as may be made, (iii) the Interim Period shall have terminated or (iv) the Change in Control Transaction resulted from an Auction conducted in accordance with
Section 3.4. "Interim Period" shall mean the period commencing on the date of the delivery to the Investor by the Company of written notice (such notice, the "Change in Control Transaction Notice") of its consideration of an action in respect of a Change in Control Transaction and ending on the date which is the later of (i) the 30th day thereafter, and (ii) the public announcement by the Company of the taking of any action in respect of a Change in Control Transaction.

         Section 4.3. Publicity. Except as required by Law or by obligations pursuant to any listing agreement with any relevant securities exchange, neither the Company or any of its Affiliates nor the Investor, Parent or any of their Affiliates shall, without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. Prior to making any public disclosure required by applicable Law or pursuant to any listing agreement with any relevant national exchange, the disclosing party shall consult with the other party, to the extent feasible, as to the content of such public announcement or press release. Notwithstanding the foregoing, the Investor, Parent and the Company may, in meetings with securities and other financial analysts and press interviews, disclose information (other than non-public information) concerning the transactions contemplated hereby and the Investor's and Parents' investment in the Company and in a manner not inconsistent with prior joint public announcements regarding the transactions and in a manner consistent with the other terms of this Agreement.

         Section 4.4. Legend. The Investor agrees to the placement on certificates representing the Shares of a legend substantially as set forth below, unless the Company determines otherwise, in accordance with the opinion of counsel:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR NON-U.S. JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS (INCLUDING PROVISIONS THAT RESTRICT THE TRANSFER OF SUCH SECURITIES) OF AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         DATED AS OF APRIL 9, 2001 AMONG THE COMPANY, NORTEL NETWORKS LLC AND NORTEL NETWORKS INC., COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE SECRETARY OF THE COMPANY."

                                    SECTION 5

                                   TERMINATION

                  Section 5.1. Termination. (a) Subject to Section 5.2 hereof, this Agreement may be terminated by notice in writing at any time by either the Investor or the Company if:

                                    (i)      the Plan of Reorganization is
                  terminated;

                                    (ii)     a transaction pursuant to a
                  Third-Party Offer is consummated; or

                                    (iii)    the Company and the Investor so
                  mutually agree in writing.

                           (b)      Subject to Section 5.2 hereof, and without
limiting any liability of the Company or the Investor for any breach of its obligations hereunder, this Agreement may be terminated by notice in writing by either the Investor or the Company at any time after the Investor Group, collectively, ceases to Beneficially Own at least 10% of the Total Voting Power of the Company.

         Section 5.2. Effect of Termination. If this Agreement is terminated in accordance with Section 5.1 hereof, this Agreement shall become null and void and of no further force and effect except that (i) the terms and provisions of this Section 5, Section 4.1(a) and Section 6.1 shall remain in full force and effect, and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its obligations hereunder.

                                    SECTION 6

                                  MISCELLANEOUS

         Section 6.1. Fees and Expenses. Each party shall bear its own expenses, including the fees and expenses of any Representatives engaged by it, incurred in connection with the this Agreement and the transactions contemplated hereby.

         Section 6.2. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or three Business Days after being mailed by registered or certified mail (return receipt requested) or one Business Day after being delivered by overnight courier to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto:

                           if to Investor:

                                    Nortel Networks LLC
                                    200 Athens Way
                                    Nashville, TN 37228
                                    Attn: Legal Department
                                    Facsimile: (615) 432-4067

                                    and with a copy to:

                                    Nortel Networks Inc.
                                    2221 Lakeside Blvd.
                                    Richardson, TX 75082
                                    Attn:  Robert Fishman
                                    Facsimile: (972) 684-3888


                           if to Parent:

                                    Nortel Networks Inc.
                                    200 Athens Way
                                    Nashville, TN 37228
                                    Attn: Legal Department
                                    Facsimile: (615) 432-4067

                                    and with a copy to:

                                    Nortel Network Inc.
                                    2221 Lakeside Blvd.
                                    Richardson, TX 75082
                                    Attn:  Robert Fishman
                                    Facsimile: (972) 684-3888


                           if to the Company:

                                    Broadband Parent Corporation
                                    c/o ANTEC Corporation
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Attn:  Larry Margolis
                                    Facsimile: (678) 473-8470

                                    and with a copy to:

                                    ANTEC Corporation
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Attn:  Bob Stanzione
                                    Facsimile:  (678) 473-8470

         Section 6.3. Entire Understanding; Amendment. This Agreement and the documents described herein or attached or delivered pursuant hereto (including, without limitation, the Plan of Reorganization and the Registration Rights Agreement) and the Confidentiality Agreement set forth the entire agreement between the parties hereto with respect to the matters provided herein and therein. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

         Section 6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original but all of which when taken together shall constitute one and the same instrument.

         Section 6.5. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof.

         Section 6.6. Assignment; No Third Party Beneficiaries. (a) Neither this Agreement, nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however that (i) the Investor may assign its rights, interests and obligations under this Agreement to any other Affiliate of the Investor in connection with a transfer of Voting Securities to such Affiliate, without the consent or approval of any other party hereto, and (ii) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement.

                  (b) This Agreement shall not confer any rights or remedies upon any person other than the parties to this Agreement and their respective successors and permitted assigns; provided, however, that the provisions of this Agreement are intended for the benefit of members of the Investor Group.

         Section 6.7. Remedies; Waiver. To the extent permitted by Law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to, and are exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise, or delay in exercising, any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

         Section 6.8. Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

         Section 6.9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable.

         Section 6.10. Amendment and Restatement. This Agreement amends and restates in its entirety the Investor Rights Agreement, dated as of October 18, 2000, by and among the Investor, the Parent and the Company (the "Old Investor Rights Agreement"). The Old Investor Rights Agreement is hereby terminated in its entirety and is of no further force or effect. The Investor, the Parent and the Company hereby waive any and all rights, claims, causes of action or otherwise with respect to the Old Investor Rights Agreement.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties hereto by their respective duly authorized officers, all as of the date first above written.

                                     NORTEL NETWORKS LLC



                                     By: /s/ Craig A. Johnson
                                        ---------------------------------------
                                        Name: Craig A. Johnson
                                        Title:


                                     NORTEL NETWORKS INC.



                                     By: /s/ Craig A. Johnson
                                        ---------------------------------------
                                        Name: Craig A. Johnson
                                        Title:


                                     BROADBAND PARENT CORPORATION



                                     By:/s/ Lawrence A. Margolis
                                        ---------------------------------------
                                        Name:  Lawrence A. Margolis
                                        Title: Vice President and Secretary